Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of JM Group Limited (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 20-F for the year ended September 30, 2025 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 10, 2026

JM Group Limited

By:	/s/ Chun Kwok Stanley Ting
Name:	Chun Kwok Stanley Ting
Title:	Chief Executive Officer (Principal Executive Officer)

Date: February 10, 2026

By:	/s/ Kin Zheng
Name:	Kin Zheng
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)